SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2002

U.S. REALTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30401	416622

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

15 Piedmont Center, Suite 100, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 869-2500

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On June 3, 2002, Cypress Communications, Inc. (“Cypress Communications”), a wholly owned subsidiary of U.S. RealTel, Inc. (“U.S. RealTel”), announced that it entered into a definitive agreement with WorldCom, Inc. (“WorldCom”) to purchase the assets of Advanced Building Networks, WorldCom’s shared tenant telecommunications services business, for $32 million dollars. The assets include all of Advanced Building Networks’ customer contracts, as well as its in-building networks, associated building access rights, and the necessary employees to support these assets.

     In conjunction with this transaction, Cypress Communications entered into an agreement to purchase $40 million of network and collocation services from WorldCom over a three year period.

     The foregoing information does not purport to be complete and is qualified in its entirety to the Press Release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits:

99.1	Press Release issued June 3, 2002 by Cypress Communications, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. REALTEL, INC.

	By:	/s/ Gregory P. McGraw

		Name:	Gregory P. McGraw
		Title:	Executive Vice President

Dated: June 6, 2002

EXHIBIT INDEX

99.1	Press Release issued June 3, 2002 by Cypress Communications, Inc.